EXHIBIT 99.1
News Release

FOR IMMEDIATE RELEASE
ChinaCast Education Corporation Announces Full Year 2006 US GAAP Results
Beijing, China — April 17, 2007 — ChinaCast Education Corporation (OTCBB: CEUC.OB) (“ChinaCast” or “the Company”), one of the leading e-learning services providers to educational institutions, government agencies and corporate enterprises in China, today announced financial results for the year ended December 31, 2006.
2006 HIGHLIGHTS
•	Strong growth in revenues, up 25% overall, with especially strong contribution from equipment sales.

•	Net income, before non-recurring charges, up 5% year over year.

•	Successful acquisition of ChinaCast Communication Holdings by ChinaCast Education Corporation (formerly Great Wall Acquisition Corporation).
Financial Highlights 1

In millions	RMB		USD
	FY 2006	FY 2005	FY2006	FY2005
Total Revenue	189.7	152.3	$24.3	$19.0
University Distance Learning	71.6	51.2	$9.1	$6.4
K-12 Educational Content	78.5	71.6	$10.1	$8.9
Vocational/Career Training	39.6	29.5	$5.1	$3.7
Gross Profit	86.6	78.6	$11.1	$9.8
Profit from Operations	46.0	50.9	$5.9	$6.4
Profit Before Income Tax	41.1	56.1	$5.3	$7.0
Net Profit	19.7	34.9	$2.5	$4.4
Net Profit before non-recurring charges of RMB17.1 Mn at end 2006	36.8	34.9	$4.7	$4.4

Per Share Data	RMB		USD
	FY 2006	FY 2005	FY2006	FY2005

Earnings per share (Basic)	1.17	2.09	$0.15	$0.26
Share count (Basic)	16872309	16657872	16872309	16657872
Earnings per share (Diluted)	1.00	2.02	$0.13	$0.25
Share count (Diluted)	19731999	17292280	19731999	17292280
Chairman and Chief Executive, Ron Chan, commented: “We remain very positive on our prospects in the China education market, which is one of the largest and fastest growing in the world. We have a strong e-learning business that provides our core revenue characterized by long term contracts with

[1]	Dollar values calculated at the exchange rate of US$1 = RMB 7.81 for 2006, and US$1 = RMB 8.0 for 2005

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our educational institution partners. Our growth is being fuelled by the further expansion of course offerings by our university distance learning partners, the increased number of vocational/career training programs for our government and enterprise customers and the increase in distribution channels for our K-12 educational content.
“The acquisition of ChinaCast Communication Holdings (CCH) by the Company has resulted in an increase in our net cash position which we intend to utilize to accelerate the expansion of our education business. In 2007, we plan to enter into the private education market and to make additional acquisitions in the post-secondary and vocational/career training markets. We believe our strong strategic and financial position will enable the company to reap the benefits of the fast growth in the PRC education market in 2007 and beyond.”
In December 2006, ChinaCast Education Corporation (formerly Great Wall Acquisition Corporation) successfully acquired CCH, a company listed on the Singapore Stock Exchange (“SGX”) (Reuters: CCCH.SI). As of April 13, 2007, ChinaCast Education Corporation had acquired approximately 98% of CCH and intends to de-list CCH from the SGX and apply for listing on the NASDAQ Stock Market.
Revenues for ChinaCast Education Corporation reached RMB 189.7 million in 2006, up 25% over the previous year reflecting the solid growth in services, which were up 15%, and strong performance in equipment sales, which were up 63%. All three major business lines, namely, university distance learning, K-12 educational content and vocational/career training, reported revenue growth in FY 2006.
Net revenue from post secondary education distance learning services increased from RMB 51.2 million in 2005 to RMB 71.6 million in 2006, a 40% increase. The total number of post-secondary students enrolled in courses using the Company’s distance learning platforms increased to 128,000 from 113,000 at end 2005.
Revenue from the K-12 and content delivery business increased by 10% to RMB 78.5 million and the number of subscribing schools for K-12 distance learning services has stabilized at 6,500.
Net revenue from vocational and career training services and government/enterprise training and networking services increased 34% from RMB 29.5 million to RMB 39.6 million. This increase was mainly due to equipment sales for projects.
Cost of sales of the Group increased by 40% from RMB 73.8 million in 2005 to RMB 103.0 million in 2006. The increase was due to higher equipment sales which have lower margins and the amortization of intangibles arising from the acquisition of Tongfang Education in 2005. Amortization of intangibles amounted to RMB 5.4 million in 2006 compared to RMB 1.4 million in 2005. The intangible asset is amortized over 46 months from the time of the acquisition of Tongfang Education.
In 2006, the Group received a service fee of RMB 11.6 million, as compared to RMB 14.3 million in 2005. The service arose from various agreements with CCL that entitled the Group to the economic benefits of its Beijing Branch — CCLBJ. CCLBJ is in the process of transferring all its outstanding businesses, mainly in post secondary education distance learning, to the Group.
Selling expenses increased slightly by 4% to RMB 3.7 million in 2006 from RMB3.5 million in 2005 primarily due to the additional expenses from consolidating the results of Tongfang Education for the full year as well as increased marketing activities in 2006.

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General and administrative expenses increased by 29% to RMB 46.5 million in 2006 from RMB 36.1 million in 2005 due to the increase in professional fees and other expenses related to the acquisition exercise. These expenses included the additional work related to filing of documents in the US as well as the additional compliance costs in Singapore where CCH is listed.
The investment impairment loss of RMB 13.3 million arose from the re-evaluation of the Group’s 20% stake in Teacher.com.cn, a subscription based internet portal providing distance learning courses to China’s teachers and school principals. It has over 300,000 paying subscribers and the business turned profitable in 2006.
The Group has foreign exchange losses of RMB 2.1 million in 2006 compared to RMB 2.4 million in 2005 because of the continuous appreciation of the RMB against the US dollar which the Group has significant holdings and is unable to convert to RMB due to the exchange control regulations in China.
The increase in interest income from RMB 4.6 million in 2005 to RMB 8.3 million in 2006 was mainly due to the increase in the Group’s cash and term deposits as well as the higher interest rates enjoyed during the year.
Overall, profit before income tax decreased from RMB 56.1 million in 2005 to RMB 41.1 million in 2006. Profit before income tax was affected by the higher professional and expenses related to the acquisition of CCH as well as the impairment loss in relation to Teacher.com.cn.
The Group’s share of net investment losses from various joint ventures amounted to RMB 0.9 million in 2006 compared to RMB 0.4 million in 2005.
Income taxes increased by 17% from RMB 10.5 million in 2005 to RMB 12.3 million in 2006 despite lower profits. The higher income tax was due to additional tax provisions of approximately RMB 1.8 million for a PRC national tax that has been in effect for a few years but had not been levied by the district tax offices. With the increasing attention of the PRC tax offices in this area and in view of the likely impact of this in 2007 under FIN48, the Group made an additional provision for the potential tax liabilities for the period 2004-2006 during the year.
Minority interest of RMB 8.1 million arose mainly as a result from the 19.73% of CCH shareholders who did not exchange for CEC shares at the end of the offer period on January 18, 2007.
Net income of the Group amounted to RMB 19.7 million in 2006 compared to RMB 34.9 million in 2005. The decrease was a result of taking a one-time investment impairment charge of RMB 13.3 million and higher professional fees and compliance costs incurred as a direct result of ChinaCast’s takeover of CCH, which caused administration expenses to jump by over 29% to RMB 46.5 million.
CCH generated over RMB 99.9 million of cash from operations in 2006 and its cash, bank balances and term deposits amounted to RMB 721 million, an increase of over 83% since the end of 2005 while remaining virtually debt free.
About ChinaCast Communication Holdings Limited (“CCH”), ChinaCast Co., Ltd. (“CCL Beijing”) and ChinaCast Li Xiang Col, Ltd. (“CCLX”)
Established in 1999 and headquartered in Beijing, CCH (SGX, Reuters: CCCH.SI) provides e-learning services and content to educational institutions, government agencies and Fortune 500 enterprises. These services include broadband network services, interactive distance learning applications, multimedia education content, educational portals, as well as IT certification and management training

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courses. CCH has entered into technical service agreements with each of CCL Beijing and CCLX (collectively, the “Satellite Operating Entities” or “SOE”), pursuant to which CCH provides the SOE with certain technical services and ancillary equipment in connection with their satellite communication businesses. As compensation, CCH receives a service fee that equals the difference between the SOE’s total monthly revenues net of respective operating expenses. CCH went public on the SGX on May 14, 2004.
About ChinaCast Education Corporation (“ChinaCast”, OTCBB:CEUC)
In December 2006, ChinaCast (formerly known as Great Wall Acquisition Corporation, OTCBB: GWAQ.OB) made a successful general offer to acquire CCH. As of April 13, 2007, ChinaCast holds approximately 98% of CCH and intends to de-list CCH from the SGX and to eventually seek a listing on the NASDAQ.
Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate”, “estimate”, “expect”, “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.
###
For more information, please contact:
Michael J. Santos, Chief Marketing Officer & Investor Relations Officer
ChinaCast Education Corporation
15/F Ruoy Chai Building
No. 8 Yong An-Dongli, Jianguomenwai Avenue, Chaoyang District
Beijing 100022, PRC
Tel: (86-10) 6566-7788
Email: mjsantos@chinacast.com.cn
Web: www.chinacastcomm.com
US Investor Relations Contact:
Miranda Weeks
Advanced Investor Relations, L.L.C.
Tel: (703) 485-6067
Email: Miranda@advancedinvestorrelations.com

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Conference Call Information	Replay Details
Date: Wednesday April 18, 2007	The replay will be available from 1:00 pm EST*
Time: 10 am EST*	Wednesday April 18, 2007 until midnight EST* April 25, 2007

Conference Dial In Numbers:	Conference Replay Dial In Numbers:
US/Canada Toll Free: 1 800 310 6649	US/Canada Toll Free: 1 888 203 1112
International: +1 719 457 2693	International: +1 719 457 0820

Pass Code: 6824749

Live Webcast:	Web Replay:
http://investor.shareholder.com/media/chinacast/	http://investor.shareholder.com/media/chinacast/

*EST=Eastern Standard Time
A copy of the company’s latest investor presentation will also be available at the above web link no later than 10 am EST on 18 April 2007.

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CHINACAST EDUCATION CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)

	As of December 31,
	2005	2006	2006
	RMB	RMB	US$
Assets
Current assets:
Cash and cash equivalents	120,368	278,067	35,650
Term deposits	273,798	442,921	56,785
Accounts receivable, net of allowance of RMB37 and RMB148 for 2005 and 2006, respectively	39,277	41,692	5,345
Inventory	3,276	3,067	393
Prepaid expenses and other current assets	16,489	5,199	667
Amounts due from related parties	8,605	2,583	331

Total current assets	461,813	773,529	99,171
Property and equipment, net	20,264	14,332	1,837
Acquired intangible assets, net	19,378	14,028	1,798
Refundable deposit for the purchase of equipment	3,800	—	—
Long-term investments	19,298	5,114	656
Deferred tax assets	345	172	22
Non-current advances to a related party	148,477	129,866	16,649
Goodwill	3,538	3,538	454

Total assets	676,913	940,579	120,587

Liabilities, minority interest, and shareholders’ equity

Current liabilities:
Accounts payable	10,627	16,403	2,103
Accrued expenses and other current liabilities	44,847	96,204	12,334
Amounts due to related parties	87	4,469	573
Income taxes payable	28,280	43,497	5,576
Current portion of capital lease obligation	152	146	19

Total current liabilities	83,993	159,991	20,512

Capital lease obligation, net of current portion	190	37	5

Total liabilities	84,183	160,028	20,517

Minority interest	135,580	145,501	18,654

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CHINACAST EDUCATION CORPORATION
CONSOLIDATED BALANCE SHEETS — continued
(In thousands, except share-related data)

	As of December 31,
	2005	2006	2006
	RMB	RMB	US$
Commitments

Shareholders’ equity:
Ordinary shares (US$0.0001 par value; 20,000,000 and 100,000,000 shares authorized in 2005 and 2006, respectively; 16,657,872 and 23,140,702 shares issued and outstanding in 2005 and 2006, respectively)	13	18	2
Additional paid-in capital	493,306	653,000	83,718
Statutory reserve	6,533	9,721	1,246
Accumulated other comprehensive loss	(1,259)	(2,762)	(354)
Accumulated deficit	(41,443)	(24,927)	(3,196)

Total shareholders’ equity	457,150	635,050	81,416

Total liabilities, minority interest, and shareholders’ equity	676,913	940,579	120,587

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CHINACAST EDUCATION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share-related data)

	For the years ended December 31,
	2004	2005	2006	2006
	RMB	RMB	RMB	US$
Revenues:
Service	79,408	122,550	141,126	18,093
Equipment	1,163	29,797	48,563	6,226

	80,571	152,347	189,689	24,319

Cost of revenues:
Service	(38,979)	(44,703)	(54,914)	(7,040)
Equipment	(734)	(29,054)	(48,139)	(6,172)

	(39,713)	(73,757)	(103,053)	(13,212)

Gross profit	40,858	78,590	86,636	11,107

Operating (expenses) income:
Selling and marketing expenses (including share-based compensation of RMB1,623, RMB148 and RMBnil for 2004, 2005 and 2006, respectively)	(3,613)	(3,543)	(3,679)	(472)
General and administrative expenses (including share-based compensation of RMB21,699, RMB1,770 and RMB1,181 for 2004, 2005 and 2006, respectively)	(49,893)	(36,065)	(46,459)	(5,956)
Foreign exchange loss	(78)	(2,361)	(2,118)	(272)
Management service fee	34,451	14,286	11,623	1,490

Total operating expenses, net	(19,133)	(27,683)	(40,633)	(5,210)

Income from operations	21,725	50,907	46,003	5,897
Impairment loss on cost method investment	—	—	(13,270)	(1,701)
Interest income	2,648	4,604	8,345	1,070
Interest expense	(391)	(19)	(18)	(2)
Other income	144	581	—	—

Income before provision for income taxes, earnings in equity investments, and minority interest	24,126	56,073	41,060	5,264
Provision for income taxes	(8,689)	(10,540)	(12,299)	(1,577)
Net income before earnings in equity investments and minority interest	15,437	45,533	28,761	3,687
Earnings in equity investments	—	(402)	(914)	(117)
Minority interest	(3,045)	(10,243)	(8,143)	(1,044)

Net income	12,392	34,888	19,704	2,526
Deemed dividend on redeemable convertible preference shares	(8,490)	—	—	—

Net income attributable to holders of ordinary shares	3,902	34,888	19,704	2,526

Net income per share
Basic	0.29	2.09	1.17	0.15

Diluted	0.28	2.02	1.00	0.13

Weighted average shares used in computation:
Basic	13,435,378	16,657,872	16,872,309	16,872,309

Diluted	13,903,398	17,292,280	19,731,999	19,731,999

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CHINACAST EDUCATION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the years ended December 31,
	2004	2005	2006	2006
	RMB	RMB	RMB	US$
Cash flows from operating activities:
Net income	12,392	34,888	19,704	2,526
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	3,045	10,243	8,143	1,044
Depreciation and amortization	5,740	8,745	12,336	1,582
Amortization of deferred share-based compensation	23,322	1,918	1,181	151
Provision for bad debts	—	37	111	14
Loss on disposal of property and equipment	229	3	7	1
Earnings in equity investments	—	402	914	117
Impairment loss on cost method investment	—	—	13,270	1,701
Changes in assets and liabilities:
Accounts receivable	10,055	(22,713)	(3,212)	(412)
Inventory	(338)	(508)	352	45
Prepaid expenses and other current assets	(1,037)	(5,345)	9,524	1,221
Amounts due from related parties	4,937	(1,694)	821	105
Accounts payable	1,493	7,418	5,776	740
Accrued expenses and other current liabilities	6,025	16,941	13,961	1,792
Amount due to related parties	—	87	243	31
Income taxes payable	8,296	7,335	11,639	1,492
Deferred tax assets	173	172	173	22

Net cash provided by operating activities	74,332	57,929	94,943	12,172

Cash flows from investing activities:
Purchase of equity investment	(400)	(4,300)	—	—
Purchase of cost investment	—	(15,000)	—	—
Repayment from amount due from a related party	—	—	5,000	641
Advances to related parties	(11,336)	(15,182)	—	—
Repayment from advance to related parties	—	—	18,611	2,386
Refundable deposit for the purchase of equipment	(20,556)	(3,800)	—	—
Return of deposit for the purchase of equipment	—	9,004	3,800	487
Deposits for business acquisition	—	—	(10,000)	(1,282)
Return of deposit for business acquisition	—	—	10,000	1,282
Purchase of property and equipment	(306)	(297)	(1,301)	(167)
Purchase of subsidiaries, net of cash acquired	—	(12,195)	—	—
Term deposits	(259,588)	50,103	(169,123)	(21,682)

Net cash (used in) provided by investing activities	(292,186)	8,333	(143,013)	(18,335)

Cash flows from financing activities:
Cash paid for acquiring ordinary shares from minority shareholders	(455)	—	—	—
Net cash proceeds from the Share Exchange Transaction (Note 1)	—	—	196,247	25,160
Proceeds from issuance of ordinary shares, net of issuance cost	239,661	—	—	—
Repayment of capital lease obligation	(154)	(151)	(160)	(21)
Repayment of bank loan	(60)	(140)	—	—
Repayment of advances from related parities	(13,402)	—	—	—
Exercise of share options	—	—	9,699	1,244

Net cash provided by (used in) financing activities	225,590	(291)	205,786	26,383

Effect of foreign exchange rate changes	7	(28)	(17)	(2)
Net increase in cash and cash equivalents	7,743	65,943	157,699	20,218

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	For the years ended December 31,
	2004	2005	2006	2006
	RMB	RMB	RMB	US$
Cash and cash equivalents at beginning of the year	46,682	54,425	120,368	15,432

Cash and cash equivalents at end of the year	54,425	120,368	278,067	35,650

Non-cash investing and financing activities:
Conversion of Series A redeemable convertible preference shares and Series B redeemable convertible preference shares into ordinary shares	310,106	—	—	—
Acquisition of property and equipment in exchange for payable	—	392	144	18

Supplemental cash flow information:
Interest paid	391	19	18	2

Income taxes paid	220	3,270	1,314	168

Acquisition of subsidiaries:
Cash consideration		21,000	—	—

Assets acquired (including cash and cash equivalent of RMB2,505, intangible assets of RMB20,736 and goodwill of RMB1,595)		27,597	—	—
Liabilities assumed		(4,113)	—	—
Minority interest		(2,484)	—	—

		21,000	—	—

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